Exhibit 32.1

    Certification of the Chief Executive Officer Pursuant to
                     18 U.S.C. Section 1350,
                     As Adopted Pursuant to
          Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the Quarterly Report of Eagle Supply Group, Inc. (the "Company") on Form 10-Q for the quarterly period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Douglas
P. Fields, as Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

  (1)  The Report fully complies with the requirements of Section
13(a) of the Securities Exchange Act of 1934; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

    A signed original of this written statement has been provided to Eagle Supply Group, Inc.  and will be retained by Eagle Supply
Group,   Inc.  and  furnished  to  the  Securities  and  Exchange
Commission or its staff upon request.


November 13, 2003                    /s/ Douglas P. Fields
                                     ----------------------------
                                     Douglas P. Fields
                                     Chief Executive Officer